UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 23, 2009
(Date of earliest event reported)

Stillwater Mining Company
(Exact name of registrant as specified in its charter)

DE	001-13053	81-0480654
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

536 East Pike Avenue		59019
(Address of principal executive offices)		(Zip Code)

4063738700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On September 23, 2009, Stillwater Mining Company (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with one of the holders of its 1.875% Convertible Debentures, due 2028 (the “Debentures”), to exchange $15 million aggregate principal amount of the Debentures for newly issued shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The number of shares of Common Stock to be issued will be determined at settlement, based upon the volume-weighted average price for the five days following the date of the Exchange Agreement, but will not be more than 1.85 million shares or less than 1.4 million shares.  Settlement is scheduled to occur on October 2, 2009. Following this transaction, the Company expects that $166.5 million of the Debentures will remain outstanding.

The shares of Common Stock are to be issued by the Company in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, which provides an exemption from registration for securities exchanged by the issuer with an existing security holder exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2009	STILLWATER MINING COMPANY By: /s/ John R. Stark John R. Stark Vice President